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                                                                   EXHIBIT 10.3



                           ACCELERATED NETWORKS, INC.
                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                  MAY 30, 1997






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                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT


This Series A Preferred Stock Purchase Agreement ("Agreement") is made this 30th day of May 1997, by and between (i) Accelerated Networks, Inc., a California corporation (the "Company"), (ii) New Enterprise Associates VII, L.P., NEA Presidents Fund, L.P., NEA Ventures 1997, Limited Partnership, U.S. Venture Partners V, L.P., USVP V International, L.P., 2180 Associates Fund V, L.P. and USVP V Entrepreneur Partners, L.P. (collectively, the "Primary Investors"),
(iii) WinWard Capital (the "Secondary Investor"), and (iv) each of the other parties listed on Exhibit A hereto (each of the foregoing parties is hereinafter referred to individually as an "Investor" and collectively as the "Investors").

In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1. AUTHORIZATION AND SALE OF SHARES

     1.1. Authorization. As of the First Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 11,500,000 shares of the Company's Series A Preferred Stock, $.001 par value, having the rights, preferences, privileges and restrictions set forth in the Amended and Restated Articles of Incorporation of the Company attached to this Agreement as Exhibit B (the "Restated Articles").

     1.2. Agreement to Purchase and Sell.

          (a) First Closing. Subject to the terms and conditions hereof, at the First Closing, the Company will issue and sell to each Investor listed on Exhibit A other than the Secondary Investor, and each such Investor agrees to purchase from the Company, that number of shares of Series A Preferred Stock set forth opposite such Investor's name on Exhibit A at a price of $0.50 per share.

          (b) Second Closing. Subject to the terms and conditions hereof, at the Second Closing (as defined below), the Secondary Investor will have the option to purchase from the Company that number of shares of Series A Preferred Stock set forth opposite such Investor's name on Exhibit A hereto at a price of $0.50 per share; provided that if the Secondary Investor does not purchase from the Company all of the shares of Series A Preferred Stock set forth opposite such Investor's name on Exhibit A, then the Primary Investors shall purchase from the Company on a pro rata basis the number of shares of Series A Preferred Stock not elected to be purchased by the Secondary Investor at a price of $0.50 per share. The Company will issue and sell to such Investors that number of shares of Series A Preferred Stock set forth opposite the Secondary Investor's name on Exhibit A.

          (c) Payment of Purchase Price for Shares. All shares of Series A Preferred Stock to be sold to the Investors pursuant to this Agreement are hereinafter referred to collectively as the "Shares." The purchase price for the Shares shall be paid by each Investor by







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way of check or by delivery of a wire transfer of funds made to the order of the
Company in the amount of such Investor's portion of the aggregate purchase price for the Shares.

2. CLOSING DATE; DELIVERY

     2.1. The Closings. The purchase and sale of the Shares pursuant to Paragraph 1.2(a) shall be held at the offices of Brobeck, Phleger & Harrison LLP in Newport Beach, California, on May 30, 1997, or at such other time and place as the Company and the Primary Investors may mutually agree upon (the "First Closing" or the "Closing"). The Company may, but shall not be obligated to, accept delivery of funds from Investors (other than Primary Investors) for up to ten (10) days following the Closing, and such shares shall be deemed to be sold at the Closing. The purchase and sale of the Shares pursuant to Paragraph 1.2(b) shall be held at the offices of Brobeck, Phleger & Harrison LLP in Newport Beach, California, no later than September 30, 1997, or at such other time and place as the Company and a majority of the Investors purchasing Shares on such date may mutually agree upon (the "Second Closing").

     2.2. Delivery. The Company will deliver to each Investor a certificate representing the shares to be purchased by such Investor hereunder against payment of such Investor's portion of the aggregate purchase price for the Shares by cashier's check or by wire transfer.

3. COMPANY REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions ("Schedule of Exceptions") attached to this Agreement as Exhibit C (which Schedule of Exceptions shall be deemed to be representations and warranties to each Investor), the statements in the following paragraphs of this Section 3 are all true and correct:

     3.1. Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has all corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification except where failure to be so qualified would have a material adverse effect on its financial condition, business or operations. The Company has furnished the Investors with true, correct and complete copies of its Articles of Incorporation and Bylaws.

     3.2. Capitalization. Immediately prior to the First Closing (and after the filing of the Restated Articles with the California Secretary of State), the authorized capital stock of the Company will consist of (i) Forty-eight Million Five Hundred Thousand (48,500,000) shares of Common Stock, of which Six Million Eight Hundred Thousand (6,800,000) shares are issued and outstanding, and (ii) Eleven Million Five Hundred Thousand (11,500,000) shares of Preferred Stock, all of which shares have been designated Series A Preferred Stock, up to Eleven Million Two Hundred Thousand (11,200,000) of which shares will be sold to the Investors pursuant to this Agreement. The Company has reserved Eleven Million Two Hundred Thousand (11,200,000) shares of its Common Stock for possible issuance upon the conversion of the Shares (the "Conversion Shares"). After the filing of the Restated Articles with the California





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Secretary of State, except for (i) the conversion privileges of the Shares, (ii)
the rights provided in Sections 2.4, 2.5 and 2.6 of the Investors' Rights Agreement in the form attached hereto as Exhibit D (the "Investors' Rights Agreement"), and (iii) the 2,000,000 shares of Common Stock reserved for issuance under the Company's 1997 Stock Option/Stock Issuance Plan (the "Plan"), 57,120 shares of which have been issued pursuant to stock option agreements, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the capital stock of the Company. All shares are duly authorized, validly issued, fully paid and nonassessable and have been issued by the Company in compliance with the registration requirements of securities laws. Apart from the exceptions noted in this Paragraph 3.2, no shares of the Company's outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options or other stock issuable by the Company, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company. Attached to this Agreement as Exhibit E is a complete list of all outstanding shareholders, option holders and other security holders of the Company as of immediately prior to the First Closing (and after the filing of the Restated Articles with the California Secretary of State). No shareholder has granted a third party an option or other right to purchase the shares held by such shareholder.

     3.3. Subsidiaries. The Company has no subsidiaries and does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

     3.4. Due Authorization. All corporate action on the part of the Company, its officers, directors and shareholders, necessary for the sale and issuance of the Shares and the Conversion Shares and the performance of the Company's obligations under this Agreement, the Investor Rights' Agreement and the Voting Agreement (as defined herein) has been taken or will be taken prior to the First Closing. This Agreement and the Investor Rights' Agreement are valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles. The Shares are not subject to any preemptive rights or rights of first refusal pursuant to any agreement or commitment of the Company. To the Company's knowledge, the execution, delivery and performance by the Company of this Agreement and compliance herewith and the sale and issuance of the Shares and Common Stock issuable upon conversion of the Shares will not result in any violation of and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, any provision of state or federal law to which the Company is subject, the Company's Articles of Incorporation or Bylaws, each as amended, or any provision of any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound, the breach of or default under which would have a material adverse effect upon the business or operations of the Company, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term; provided, however, that the Shares (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and are not subject






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to any preemptive rights or rights of first refusal and, upon issuance, will be validly issued, fully paid and nonassessable.

     3.5. Valid Issuance of Stock. The outstanding capital stock of the Company and the Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and will be free of any liens or encumbrances created by the Company. The Conversion Shares have been duly and validly reserved for issuance and are not subject to any preemptive rights or rights of first refusals, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable.

     3.6. Liabilities. The Company has no indebtedness for borrowed money that the Company has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company has otherwise become directly or indirectly liable. The Company has no obligations or liabilities of any kind whatsoever.

     3.7. Title to Properties and Assets. The Company has good and marketable title to its properties and assets held in each case subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind, except such mortgage, pledge, lien, encumbrance, security interest or charge that arises in the ordinary course of business and does not materially impair the Company's ownership or use of such property. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the Company's knowledge, the Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any party other than the lessors of such property and assets.

     3.8. Intellectual Property. To the Company's knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title, license and/or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. Except for the agreements with its own employees or consultants referenced in paragraph 3.9 and licensing agreements entered into by the Company in the ordinary course of its business, there are no outstanding options, licenses, or agreements of the Company relating to the foregoing, and the Company is not a party or bound by any options, licenses or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. Neither the Company nor any of its employees has received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company warrants that to its actual knowledge no employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his obligation to use his best efforts to promote the interests of the Company or that would conflict with the Company's business. Reasonable security measures have been taken to protect the secrecy, confidentiality and value of the proprietary information referred to in this Section 3.8.






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     3.9. Material Contracts and Obligations. The Company has made available to counsel for the Investors all agreements, contracts, leases, licenses, instruments, commitments, indebtedness, liabilities and other obligations written or oral, absolute or contingent, to which the Company is a party or by which it is bound that are (i) material to the conduct and operations of its business and properties; (ii) involve any of the officers, consultants, directors, employees or shareholders of the Company; or (iii) obligate the Company to share, license or develop any product or technology (except licensing agreements entered into by the Company in the ordinary course of its business). All employees of the Company have executed or will execute prior to the First Closing a "Proprietary Information and Inventions Agreement" concerning nondisclosure of confidential information and assignment of inventions to the Company in a form previously delivered to counsel for the Investors. For purposes of this Paragraph 3.9, "material" shall mean any agreement, contract, indebtedness, liability or other obligation having an aggregate value, cost or amount in excess of $10,000.

     3.10. Litigation. There are no actions, proceedings or investigations pending or, to the Company's knowledge, threatened, against or affecting the Company or its property, that, either in any case or in the aggregate, might result in any material adverse change in the business, prospects, condition, affairs or operations of the Company or in any of its properties or assets, in any material impairment of the right or ability of the Company to carry on its business as now conducted and as proposed to be conducted, or in any change in the current equity ownership of the Company, and none that questions the validity of this Agreement or any action taken or to be taken in connection herewith.

     3.11. Governmental Consents. Except for filings (if any) required under federal and state securities laws (including the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended), and the rules and regulations thereunder, all consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing. Based in part on the representations of the Investors set forth in Paragraph 4 below, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and exempt from qualifications under applicable blue sky laws.

     3.12. Third Party Consents. Except as set forth above in Section 3.11, all third party consents, approvals, orders or authorizations required to be obtained by the Company in connection with the consummation of the transactions contemplated herein have been obtained.

     3.13. Compliance with Other Instruments. The Company is not in violation, breach or default of any term of its Articles of Incorporation or Bylaws or, in any material respect, of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it may be bound, or of any provision of any foreign or domestic state or federal judgment, decree, order, statute, rule or regulation applicable and material to the Company. The execution, delivery and performance of, and compliance with, this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or constitute, with or without the passage of time or the






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giving of notice or both, (i) a default under the Company's Articles of
Incorporation or Bylaws, or under any agreement or contract of the Company, (ii) to the Company's knowledge, a violation of any statutes, laws, regulations or orders, or (iii) an event which results in the creation of any lien, charge or encumbrance upon any asset of the Company.

     3.14. Disclosure. No representation or warranty by the Company in this Agreement or in any written statement or certificate signed by the President of the Company furnished pursuant to this Agreement contains or will contain any untrue statement of a material fact which would cause the statements made herein or therein in the light of the circumstances to be materially misleading. The Company believes in good faith that the assumptions made by the Company in preparing the business plan and any financial projections previously provided to the Investors were reasonable when made.

     3.15. Registration Rights. Except as provided in the Investors' Rights Agreement, the Company has not granted or agreed to grant any person or entity any rights (including piggy-back registration rights) to have any securities of the Company registered with the United States Securities and Exchange Commission ("SEC") or any other governmental authority.

     3.16. Tax Matters. To the Company's knowledge, the Company has no unpaid federal, state, county or local taxes. There have been no examinations or audits of any tax returns or reports of the Company by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and paid all taxes shown to be due on such returns. There are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

     3.17. Tax Elections. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to matters of accounting, depreciation or amortization) which would have a material affect on the Company, its financial condition, its business as presently conducted or presently proposed to be conducted or any of its properties or material assets.

     3.18. Shareholders, Directors and Officers. To the Company's knowledge, none of the officers or directors or significant employees or consultants of the Company, has, individually or collectively, a material interest in any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Company, other than holdings of less than 1% of publicly-held entities.

     3.19. Title of Properties, Liens and Encumbrances. To the Company's knowledge, the Company has good and marketable title to its properties and assets and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge, except (i) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, or (ii) possible minor liens or encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have not arisen otherwise then in the ordinary course of business.






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     3.20. Employees. To the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge, threatened any actions, suits, proceedings or claims, or to its knowledge any basis therefor or threat thereof with respect to any contract, agreement, covenant or obligations referred to in the preceding sentence. The Company does not have any collective bargaining agreement covering any of its employees. No employee of the Company has an employment agreement or a severance arrangement with the Company and such employees are employed on an "at will" basis.

4. REPRESENTATIONS AND WARRANTIES OF INVESTOR

     Each Investor represents and warrants to the Company as follows:

     4.1. Due Authorization. All corporate action on the part of the Investor, and its officers, directors, partners and shareholders, necessary for the purchase of the Shares and the performance of the Investor's obligations under this Agreement, the Investors' Rights Agreement and the Voting Agreement (as defined herein) has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement are valid and binding obligations of the Investor enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors' rights generally and to general equitable principles.

     4.2. Investigation. The Investor acknowledges that it has had an opportunity to discuss the business, affairs and current prospects of the Company with the Company's officers. The Investor further acknowledges having had access to information about the Company that it has requested or considers necessary for purposes of purchasing the Shares.

     4.3. Purchase for Own Account. The Shares that the Investor will purchase hereunder and the Conversion Shares issuable upon conversion of such Shares will be acquired for such Investor's own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. If such Investor is one of the Primary Investors or the Secondary Investor, such Investor is an "accredited investor" within the meaning of Regulation D of the Securities Act.

     4.4. Exempt from Registration. The Investors understand that the Shares and the Conversion Shares (collectively, the "Securities") will not be registered under the Securities Act, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act, and that the reliance of the Company on such exemption is predicated in part on the Investors' representations set forth in this Agreement.

     4.5. Economic Risk. The Investor acknowledges that it is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that it is






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able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement.

     4.6. Restricted Securities. The Investor understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that, in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Investor is aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless (i) a public trading market then exists for the Securities, (ii) adequate information concerning the Company is then available to the public, (iii) such Investor has held the Securities for the applicable holding period specified in Rule 144, and (iv) all other terms and conditions of Rule 144 are satisfied.

     4.7. Restrictive Legends. It is understood that each certificate representing (i) the Shares, (ii) the Conversion Shares, and (iii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger or similar event (unless no longer required in the opinion of counsel for the Company) shall be stamped or otherwise imprinted with legends substantially in the following forms (in addition to any legend that may now or hereafter be required by applicable state law):

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THAT CERTAIN INVESTORS' RIGHTS AGREEMENT DATED AS OF MAY 30, 1997 AND THAT CERTAIN VOTING AGREEMENT DATED AS OF MAY 30, 1997, COPIES OF WHICH MAY BE OBTAINED BY ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICES OF THE CORPORATION."

     4.8. Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares or Conversion Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4 and the Investors' Rights Agreement; provided, and to the extent, this Section and such agreement are then applicable, and:






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          (a) There is then in effect a registration statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

          (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel from an Investor for transactions made pursuant to Rule 144 under the Securities Act except in unusual circumstances.

     4.9. Governmental Consents. All consents, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings with any U.S., federal or state governmental authority on the part of the Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and be effective as of the Closing.

     4.10. Third Party Consents. All third party consents, approvals, orders or authorizations required to be obtained by the Investor in connection with the consummation of the transactions contemplated herein have been obtained.

5. CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING

     The obligation of the Investors to purchase the Shares at the Closing is subject to the fulfillment to the satisfaction of the Investors on or prior to the Closing of the following conditions:

     5.1. Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

     5.2. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

     5.3. Securities Laws. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

     5.4. Amendment to Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders and shall have been duly filed with and accepted by the California Secretary of State.






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     5.5. Opinion of Company's Counsel. The Investors shall have received from counsel to the Company, an opinion, in the form attached hereto as Exhibit F, addressed to the Investors, dated the date of Closing.

     5.6. Compliance Certificate. At the Closing there shall have been delivered to the Investors a certificate, dated as of such date of Closing, signed by the Company's President certifying that the conditions specified in Paragraphs 5.1 and 5.2 of this Agreement have been fulfilled.

     5.7. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Investors, and the Investors shall have received all such counterpart originals or certified or other copies of such documents as the Investors may reasonably request.

     5.8. Investors' Rights Agreement. The required parties shall have executed the Investors' Rights Agreement and such agreement shall be in full force and effect.

     5.9. Voting Agreement. The required parties shall have executed the Voting Agreement in the form attached hereto as Exhibit G (the "Voting Agreement") and such agreement shall be in full force and effect.

     5.10. Amendment to Founders' Agreements. The Founder/Employee Shareholder Agreements for Suresh Nihalani and Kiran Munj shall have been amended in the form attached hereto as Exhibit H and Exhibit I, respectively.

     5.11. Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sales of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

     5.12. Board of Directors. At the Closing, the Company's Board shall be set at five (5) members. Members of the Board shall be Suresh Nihalani, Brig. Gen. H.R. Johnson, USAF (Ret.), Peter Morris, Steve Krausz and one vacancy.

6. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING

     The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of the following conditions:

     6.1. Representations and Warranties. The representations and warranties of each Investor contained in Section 4 hereof shall be true as of the Closing with the same force and effect as if they had been made on and as of said date, subject to changes contemplated by this Agreement.

     6.2. Payment of Purchase Price. The Investors shall have delivered to the Company the aggregate purchase price for the Shares as set forth in Section 1.2 hereof.

     6.3. Restated Articles Effective. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with and accepted by the California Secretary of State.

     6.4. Securities Exemptions. The offer and sale of the Shares to the Investors pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, and the registration and/or qualification requirements of all applicable state securities laws.

     6.5. Investors' Rights Agreement. The required parties shall have executed the Investors' Rights Agreement and such agreement shall be in full force and effect.

     6.6. Voting Agreement. The required parties shall have executed the Voting Agreement and such agreement shall be in full force and effect.

7. MISCELLANEOUS

     7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to the conflict of law provisions thereof. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

     7.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby for a period of two (2) years from the First Closing.

     7.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.4. Entire Agreement. This Agreement and the other documents and agreements delivered pursuant hereto constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     7.5. Notices. Except as otherwise provided, all notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. postal service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) one (1) business day after the day of deposit with Federal Express or similar overnight courier, freight prepaid, if delivered by overnight courier or (iv) one (1) business day after the day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed, (a) if to an Investor, at such Investor's address set forth below its signature, or at such other address as such Investor shall have furnished the Company in writing, or (b) if to the Company, at its address as set forth below, or at such other address as the Company shall have furnished to each Investor in writing.

     7.6. Amendments and Waivers. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and holders of sixty-six and sixty-six hundredths percent (66.66%) or more of the shares of common stock issued or issuable upon conversion of the Series A Preferred Stock issued under this Agreement. In no event shall the obligation of any Investor to purchase shares hereunder be increased, except upon the written consent of such Investor.

     7.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to the Company or to the Investors upon a breach or default of any party hereto under this Agreement shall impair any such right, power or remedy of the Company or the Investors, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Company or the Investors of a breach or default under this Agreement, or any waiver on the part of the Company or the Investors of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Company or the Investors, shall be cumulative and not alternative.

     7.8. Each Party to Bear Own Costs. Except as otherwise provided in Section 7.10, each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Notwithstanding the foregoing, promptly after the First Closing (and only if the First Closing is consummated), the Company shall reimburse the Investors purchasing shares at the First Closing up to $15,000 for the reasonable fees and expenses of one special counsel to the Investors.

     7.9. Third Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

     7.10. Finder's Fees.

          (a) The Company hereby agrees to indemnify and to hold the Investors harmless of and from any liability for commission or compensation in the nature of a finder's fee of any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

          (b) Each Investor hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Investor, or any of its employees or representatives, is responsible.

     7.11. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.13. Severability. Should any provision of this Agreement be determined to be illegal or unenforceable, such determination shall not affect the remaining provisions of this Agreement.

     7.14. Confidentiality. The parties hereto agree that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish, or make accessible to anyone any confidential information, knowledge, or data concerning or relating to the business or financial affairs of the other parties to which said party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, or the performance of its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                   THE COMPANY:

                                   ACCELERATED NETWORKS, INC.


                                   By:      /s/ Suresh Nihalani
                                            -----------------------------------
                                                Suresh Nihalani, President

                                   Address:     5743 Corsa Avenue, Suite 221
                                                Westlake Village, CA  91362

                            THE INVESTORS:
                            -------------

                            NEW ENTERPRISE ASSOCIATES VII,
                            Limited Partnership

                            By:          NEA Partners VII, Limited Partnership
                            Its:         General Partner


                            By:          /s/ Peter Morris
                                         --------------------------------------
                                             Name & Title:

                            Address:         2490 Sand Hill Road
                                             Menlo Park, CA 94025


                            NEA PRESIDENTS FUND, L.P.

                            By:          NEA General Partners, L.P.
                            Its:         General Partner


                            By:          /s/ Thomas C. McConnell
                                         --------------------------------------
                                             Name & Title:

                            Address:         2490 Sand Hill Road
                                             Menlo Park, CA 94025

                            NEA VENTURES 1997, LIMITED PARTNERSHIP


                            By:          /s/ Lyn S. Walker
                                         ------------------------------------
                                             Name & Title:

                            Address:         2490 Sand Hill Road
                                             Menlo Park, CA 94025

                            U.S. VENTURE PARTNERS V, L.P.
                            USVP V INTERNATIONAL, L.P.
                            2180 ASSOCIATES FUND V, L.P.
                            USVP V ENTREPRENEUR PARTNERS, L.P.

                            By:          Presidio Management Group V, L.L.C.


                            By:          /s/ Mike Heal
                                         -------------------------------------
                                             Name & Title:

                            Address: 2180 Sand Hill Road, Suite 300 Menlo Park, CA 94025


                            WINWARD CAPITAL


                            By:          /s/ James Cole
                                         -------------------------------------
                                             Jim Cole

                            Address:


                            DEFTA PARTNERS


                            By:          /s/ George Hara
                                         -------------------------------------
                                             George Hara, Partner

                            Address:         111 Pine Street
                                             San Francisco, CA 94111

                               CHANDI NIHALANI & ISHWARI NIHALANI


                               /s/ Chandi Nihalani & Ishwari Nihalani
                               ----------------------------------------------
                                   Chandi Nihalani & Ishwari Nihalani

                               Address:         Neuhausweg-36
                                                47167 Duisburg-Neumuehl
                                                Germany

                               STANFORD UNIVERSITY


                               By:          /s/ Carol Gilmer
                                            -----------------------------------
                                                Name & Title:

                               Address:         Attn: Carol Gilmer
                                                2770 Sand Hill Road
                                                Menlo Park, 94025

                               MIKE D'AMOUR


                               /s/ Mike D'Amour
                               -----------------------------------------------
                               Mike D'Amour

                               Address:         D'Amour & Associates
                                                11839 Hilltop Drive
                                                Los Altos Hills, CA 94024

                               DEEPAK SAMTANI


                               /s/ Deepak Samtani
                               -----------------------------------------------
                               Deepak Samtani

                               Address:         P.O. Box 50553
                                                Dubai (UAE)

                              UNITED MISSOURI BANK OF KANSAS CITY
                              SUCCESSOR TRUSTEE FOR
                              BROBECK, PHLEGER & HARRISON LLP
                              RETIREMENT SAVINGS TRUST, F.B.O.
                              FREDERIC A. RANDALL, JR.


                              By:          /s/ Dale McAllister, Asst. V.P.
                                           ------------------------------------
                                               Name & Title:

                              Address:         Attention:  Melissa Whited
                                               United Missouri Bank
                                               P.O. Box 419692
                                               1010 Grand Avenue
                                               Kansas City, MO 64141

                              ROB CONEYBEER


                              /s/ Rob Coneybeer
                              -------------------------------------------------
                              Rob Coneybeer

                              Address:         2490 Sand Hill Road
                                               Menlo Park,  CA 94025

                              LEE J. LESLIE


                              /s/ Lee J. Leslie
                              -------------------------------------------------
                              Lee J. Leslie

                              Address:         2116 Loma Drive
                                               Hermosa Beach, CA 90254

                              BROBECK INVESTMENT COMPANY V, L.P.


                              By:          /s/ Thomas W. Kellerman
                                           ------------------------------------
                                               Thomas W. Kellerman,
                                               General Partner

                              Address:         Attn:  Thomas W. Kellerman
                                               Brobeck, Phleger & Harrison LLP
                                               Two Embarcadero Place
                                               2200 Geng Road
                                               Palo Alto, CA 92303

                               SUSAN N. CAYLEY


                               /s/ Susan N. Cayley
                               ------------------------------------------------
                               Susan N. Cayley

                               Address:         26679 West Agoura Road
                                                Calabassas, CA 91302


                               RICHARD A. FINK


                               /s/ Richard A. Fink
                               ------------------------------------------------
                               Richard A. Fink

                               Address:         38 Technology Drive
                                                Irvine, CA  92618

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       AUTHORIZATION AND SALE OF SHARES.........................................................................1
         1.1.     Authorization...................................................................................1
         1.2.     Agreement to Purchase and Sell..................................................................1

2.       CLOSING DATE; DELIVERY...................................................................................2
         2.1.     The Closings....................................................................................2
         2.2.     Delivery........................................................................................2

3.       COMPANY REPRESENTATIONS AND WARRANTIES...................................................................2
         3.1.     Organization and Standing.......................................................................2
         3.2.     Capitalization..................................................................................2
         3.3.     Subsidiaries....................................................................................3
         3.4.     Due Authorization...............................................................................3
         3.5.     Valid Issuance of Stock.........................................................................4
         3.6.     Liabilities.....................................................................................4
         3.7.     Title to Properties and Assets..................................................................4
         3.8.     Intellectual Property...........................................................................4
         3.9.     Material Contracts and Obligations..............................................................5
         3.10.    Litigation......................................................................................5
         3.11.    Governmental Consents...........................................................................5
         3.12.    Third Party Consents............................................................................5
         3.13.    Compliance with Other Instruments...............................................................5
         3.14.    Disclosure......................................................................................6
         3.15.    Registration Rights.............................................................................6
         3.16.    Tax Matters.....................................................................................6
         3.17.    Tax Elections...................................................................................6
         3.18.    Shareholders, Directors and Officers............................................................6
         3.19.    Title of Properties, Liens and Encumbrances.....................................................6
         3.20.    Employees.......................................................................................7

4.       REPRESENTATIONS AND WARRANTIES OF INVESTOR...............................................................7
         4.1.     Due Authorization...............................................................................7
         4.2.     Investigation...................................................................................7
         4.3.     Purchase for Own Account........................................................................7
         4.4.     Exempt from Registration........................................................................7
         4.5.     Economic Risk...................................................................................7
         4.6.     Restricted Securities...........................................................................8
         4.7.     Restrictive Legends.............................................................................8
         4.8.     Further Limitations on Disposition..............................................................8
         4.9.     Governmental Consents...........................................................................9
         4.10.    Third Party Consents............................................................................9


                                                                                                               Page
                                                                                                               ----

5.       CONDITIONS TO INVESTORS' OBLIGATIONS AT THE CLOSING......................................................9
         5.1.     Representations and Warranties Correct; Performance of Obligations..............................9
         5.2.     Performance.....................................................................................9
         5.3.     Securities Laws.................................................................................9
         5.4.     Amendment to Articles...........................................................................9
         5.5.     Opinion of Company's Counsel...................................................................10
         5.6.     Compliance Certificate.........................................................................10
         5.7.     Proceedings and Documents......................................................................10
         5.8.     Investors' Rights Agreement....................................................................10
         5.9.     Voting Agreement...............................................................................10
         5.10.    Amendment to Founders' Agreements..............................................................10
         5.11.    Authorizations.................................................................................10
         5.12.    Board of Directors.............................................................................10

6.       CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING......................................................10
         6.1.     Representations and Warranties.................................................................10
         6.2.     Payment of Purchase Price......................................................................10
         6.3.     Restated Articles Effective....................................................................11
         6.4.     Securities Exemptions..........................................................................11
         6.5.     Investors' Rights Agreement....................................................................11
         6.6.     Voting Agreement...............................................................................11

7.       MISCELLANEOUS...........................................................................................11
         7.1.     Governing Law..................................................................................11
         7.2.     Survival.......................................................................................11
         7.3.     Successors and Assigns.........................................................................11
         7.4.     Entire Agreement...............................................................................11
         7.5.     Notices........................................................................................11
         7.6.     Amendments and Waivers.........................................................................12
         7.7.     Delays or Omissions............................................................................12
         7.8.     Each Party to Bear Own Costs...................................................................12
         7.9.     Third Parties..................................................................................12
         7.10.    Finder's Fees..................................................................................12
         7.11.    Titles and Subtitles...........................................................................13
         7.12.    Counterparts...................................................................................13
         7.13.    Severability...................................................................................13
         7.14.    Confidentiality................................................................................13

EXHIBITS
--------

Exhibit A     -   List of Investors/Shares to Be Purchased
Exhibit B     -   Amended and Restated Articles of Incorporation
Exhibit C     -   Schedule of Exceptions
Exhibit D     -   Investors' Rights Agreement
Exhibit E     -   List of Security Holders
Exhibit F     -   Form of Opinion of Company Counsel
Exhibit G     -   Voting Agreement
Exhibit H     -   First Amendment to Nihalani Agreement
Exhibit I     -   First Amendment to Munj Agreement